Exhibit 99.1

Lime Energy Files Certificate of Amendment to Effect 1 for 7 Reverse Split

Huntersville, NC, October 10, 2013 — Lime Energy Co. (NASDAQ: LIME), a leading provider of energy efficiency for small businesses, announced today that it has filed a Certificate of Amendment to its Restated Certificate of Incorporation (the “Certificate of Amendment”), with the Secretary of State of the State of Delaware, to effect a 1-for-7 reverse stock split of the its common stock (the “Reverse Stock Split”). The Certificate of Amendment will become effective at 5:00 p.m. EDT on October 10, 2013.

As a result of the Reverse Stock Split, every seven shares of the Company’s pre-Reverse Stock Split common stock will be combined and reclassified into one share of its common stock. Beginning with the opening of trading on October 11, 2013, the Company’s common stock will trade on the NASDAQ Capital Market on a Reverse Stock Split adjusted basis with a new CUSIP number of 53261U304.

No fractional shares will be issued in connection with the Reverse Stock Split. In accordance with the Certificate of Amendment, Lime stockholders who would have otherwise been due a fractional share will receive a full share. Proportional adjustments will be made to the Company’s outstanding warrants, stock options and other equity awards and to the Company’s equity compensation plans to reflect the Reverse Stock Split.

Stockholders who hold their shares in brokerage accounts or “street name” will not be required to take any action to effect the exchange of their shares. Stockholders of record who hold physical certificates will receive a transmittal letter from the Company’s transfer agent requesting that they surrender their old stock certificates for new stock certificates reflecting the adjusted number of shares resulting from the reverse stock split. Stockholders of record who hold their shares in book-entry form will receive a notice from the Company’s transfer agent informing them that the number of shares they hold has been adjusted on the transfer agent’s books and that they do not need to take any further action to adjust the number of shares held in their name.

Wells Fargo Shareowner Services, Lime Energy’s transfer agent, will act as the exchange agent for purposes of implementing the exchange of stock certificates.  Stockholders can contact Wells Fargo Shareowner Services with any questions at (800) 468-9716.

As a result of the Reverse Stock Split, Lime expects to regain compliance with the $1.00 per share minimum bid price requirement for continued listing on The NASDAQ Capital Market; however, there can be no assurance that the Reverse Stock Split will have that effect.

About Lime Energy Co.

Lime Energy is building a new energy future.  As a leading national provider of energy efficiency for small business customers, Lime designs and implements direct install programs for our utility clients which consistently exceed program savings goals.  Our award-winning, integrated services programs provide utilities with reliable energy efficiency resources while delivering the highest levels of customer satisfaction.  This next generation approach is helping utilities across the country to go deeper and broader with the cheapest, cleanest and fastest energy resource that we have — energy efficiency.

FORWARD-LOOKING STATEMENTS

This news release includes forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 including statements that reflect Lime Energy’s current expectations about its future results, performance, prospects and opportunities. Lime Energy has tried to identify these forward-looking statements by using words and phrases such as “may,” “expects,” “anticipates,” “believes,” “hope,” “intends,” “estimates,” “plan,” “should,” “typical,” “preliminary,” or similar expressions. These forward-looking statements are based on information currently available to Lime Energy and are subject to a number of risks, uncertainties and other factors that could cause Lime Energy’s actual results, performance, prospects or opportunities to differ materially from those expressed in, or implied by, these forward- looking statements. These risks include those described in Lime Energy’s most recent Annual Report on Form 10-K or as may be described from time to time in Lime Energy’s subsequent SEC filings; such factors are incorporated here by reference.

Lime Energy Co.

Karen Pigg, 704-892-4442

investorrelations@lime-energy.com